UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2016
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 400 Houston, Texas 77042-2839 (Address of principal executive offices, including Zip Code)

(281) 933-3339 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

To the extent applicable, the information set forth under Item 8.01 with respect to the Support Agreement Amendment is incorporated into this Item 1.01 by reference.

Item 7.01    Regulation FD

In connection with the commencement of the Exchange Offer (defined below), ION Geophysical Corporation (the “Company”) announced that on March 1, 2016, Standard and Poor’s (“S&P”) downgraded the Company’s corporate and debt ratings to CC following its announcement of the Support Agreement, reflecting S&P’s view of the Exchange Offer as a potential selective default.

Item 8.01     Other Events

Exchange Offer

On March 28, 2016, the Company issued a press release announcing the commencement of an exchange offer (the “Exchange Offer”) and consent solicitation related to the Company’s outstanding 8.125% Senior Secured Second Priority Notes due 2018 (the “Existing Notes”). Under the terms of the Exchange Offer, for each $1,000 principal amount of Existing Notes validly tendered for exchange and not validly withdrawn by an eligible holder (an “Exchange Participant”) prior to 11:59 p.m., New York City time, on April 25, 2016, unless extended by the Company, and accepted for exchange by the Company, the Company will pay the consideration (the “Exchange Consideration”) of (i) $1,000 principal amount of the Company’s new 9.125% Senior Secured Second Priority Notes due 2021 (the “New Notes”) plus (ii) either (a) for Existing Notes tendered at or prior to 11:59 P.M., New York City Time, on 11:59 P.M. New York City Time, on April 11, 2016 (such time and date, as it may be extended, the “Early Tender Date”), ten (10) shares of the Company’s common stock (the “Early Stock Consideration”), and (b) for Existing Notes tendered after the Early Tender Date, seven (7) shares of the Company’s common stock (the “Stock Consideration”) (such shares issued as the Early Stock Consideration or the Stock Consideration, together with the New Notes, the “New Securities”), upon the terms and subject to the conditions set forth in the Company’s confidential Offer to Exchange and related Letter of Transmittal, each dated March 28, 2016 (the “Offer Documents”).

Concurrently with the Exchange Offer, the Company is soliciting consents from eligible holders to proposed amendments to the indenture governing the Existing Notes. The proposed amendments would, among other things, provide for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all senior and second priority indebtedness of the Company, including the Company’s revolving credit facility and the New Notes and eliminate substantially all of the restrictive covenants and certain events of default pertaining to the Existing Notes.

As part of the Exchange Offer, each Exchange Participant may tender all or a portion of its Existing Notes for a cash payment in lieu of the Exchange Consideration upon the terms and subject to the conditions set forth in the Offer Documents (the “Cash Tender Option”). The aggregate amount of cash consideration to be paid by the Company for tendered Existing Notes accepted for purchase pursuant to the Cash Tender Option is $15.0 million, plus accrued and unpaid interest to, but not including, the settlement date of the Exchange Offer (collectively, the “Cash Tender Cap”). The cash prices for the Cash Tender Option will be determined pursuant to an unmodified “Dutch auction” process in which eligible holders electing to participate in the Cash Tender Option will submit a bid that identifies the principal amount of Existing Notes and the price (not greater than $600 nor less than $430 per $1,000 of principal amount of the Existing Notes) at which such eligible holder is willing to tender all or a portion of its tendered Existing Notes to the Company (a “Bid Price”). The Company will accept for purchase tendered Existing Notes at the lowest Bid Prices until the Cash Tender Cap is reached, subject to proration.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2016, the Company entered into a Support Agreement (the “Support Agreement”), dated as of February 26, 2016, with certain holders of the Existing Notes. On March 28, 2016, the foregoing parties entered into an Amendment No.1 to the Support Agreement (the “Support Agreement Amendment”). The Support Agreement Amendment amended the terms of the Support Agreement to contemplate revisions to the terms and conditions of the Exchange Offer to (i) provide for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all senior and second priority indebtedness of the Company, including the Company’s credit facility and the New Notes, rather than the elimination of the security interest in the collateral securing the Existing Notes, (ii) reduce the number of shares of the Company’s common stock issuable in exchange for each $1,000 principal amount of Existing Notes from ten (10) shares to seven (7) shares, (iii) provide for an early tender payment of an additional three (3) shares of the Company’s common stock for each $1,000 principal amount of Existing Notes validly exchanged and (iv) provide a one business day extension of the time periods to commence and close the Exchange Offer.

The foregoing description of the Support Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The New Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Agreement of Resignation and Appointment

On March 25, 2016, the Company entered into an Agreement of Resignation and Appointment (the “Agreement of Resignation”) by and among the Company, Wilmington Trust, National Association, and Wilmington Savings Fund Society, FSB, with respect to the indenture governing the Existing Notes. The Agreement of Resignation provides that Wilmington Savings Fund Society, FSB, is appointed as the indenture trustee for the Existing Notes. Wilmington Savings Fund Society, FSB, replaces Wilmington Trust, National Association, who resigned as indenture trustee.

The foregoing description of the Agreement of Resignation does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement of Resignation, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description

4.1
Agreement of Resignation and Appointment, dated as of March 25, 2016, by and among ION Geophysical Corporation, Wilmington Trust, National Association, and Wilmington Savings Fund Society, FSB relating to the 8.125% Senior Secured Second Priority Notes due 2018.

10.1	Amendment No. 1 to Support Agreement, dated March 28, 2016, by and among ION Geophysical Corporation and the Supporting Noteholders.
99.1	Press Release of ION Geophysical Corporation dated March 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016	ION GEOPHYSICAL CORPORATION

	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1
Agreement of Resignation and Appointment, dated as of March 25, 2016, by and among ION Geophysical Corporation, Wilmington Trust, National Association, and Wilmington Savings Fund Society, FSB relating to the 8.125% Senior Secured Second Priority Notes due 2018.

10.1	Amendment No. 1 to Support Agreement, dated March 28, 2016, by and among ION Geophysical Corporation and the Supporting Noteholders.
99.1	Press Release of ION Geophysical Corporation dated March 28, 2016.

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